UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On August 9, 2012, MRV Communications, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2012, the text of which is set forth in Exhibit 99.1 attached hereto.  All information in the press release is presented as of June 30, 2012 unless specifically stated otherwise in the press release, and the Company does not assume any obligation to update such information in the future.

The information included in this Item 2.02, as well as in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01  Other Events

The Company further announced in a press release dated August 9, 2012, that the Company has concluded the exploration of strategic alternatives that it previously disclosed in current reports on Form 8-K filed on September 2, 2011 and February 8, 2012, in that the Company has determined to pursue the divestiture of its Network Integration businesses and retain, build and invest in its core Optical Communications Systems (“OCS”) business. The Company believes that the long-term growth prospects for the optical transport and carrier Ethernet markets reinforce its decision to build its OCS business.

A copy of the press release announcing the conclusion of the Company’s exploration of strategic alternatives is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit 99.1                                    Company’s press release dated August 9, 2012 announcing second quarter 2012 financial results

Exhibit 99.2                                    Company’s press release dated August 9, 2012 announcing conclusion of exploration of strategic alternatives

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 9, 2012

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen Garcia
Stephen Garcia
Chief Financial Officer